UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 26, 2005
PARKER DRILLING COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-7573	73-0618660

(Commission File Number)	(IRS Employer Identification No.)

1401 Enclave Parkway, Suite 600, Houston, Texas	77077

(Address of Principal Executive Offices)	(Zip Code)
(281) 406-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Amendment to Employment Agreement
     On October 26, 2005, Parker Drilling Company (the “Registrant”) and Ronald C. Potter, Vice President and General Counsel of the Registrant, agreed to amend certain provisions of the employment agreement of Mr. Potter, the form of which was filed as Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The material terms of the amendment are:
(i)	the agreement will automatically renew for two year periods,

(ii)	he will be eligible for a target bonus of 50% of annual salary, and

(iii)	in the event the agreement is terminated by the Registrant without Cause or he resigns for Good Reason (each as defined in the Agreement), he is entitled to receive (a) his salary for the remainder of the current month, (b) a severance equal to one and one-half times the higher of (i) the annual base salary as in effect immediately prior to the termination date plus his current annual incentive target bonus and (ii) the highest base salary plus bonus that he was paid during any of the three calendar years immediately preceding the year of the termination date, (c) the remainder of his vacation pay for the year, (d) continued health benefits for one and one-half years, and (e) his bonus for the prior year if accrued and unpaid.
     Other Matters
     The description of (a) the salary adjustment for W. Kirk Brassfield and the amendment to his employment agreement, (b) the consulting agreement for James W. Whalen, (c) the indemnification agreement for each of Robert W. Goldman and George J. Donnelly and (d) the employment agreement and indemnification agreement for Lynn Cullom set forth in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.
     The cash compensation to be paid to the new directors appointed by the Board of Directors on October 26, 2005, is specified in Item 5.02 below.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Appointment of New Chief Financial Officer
     On October 26, 2005, the Registrant appointed W. Kirk Brassfield, Vice President, Finance and Accounting and principal accounting officer of the Registrant, as Senior Vice President and Chief Financial Officer of the Registrant, effective as of October 29, 2005. Mr. Brassfield relinquished his duties as principal accounting officer of the Registrant on October 29, 2005. He replaces James W. Whalen who, as discussed below, resigned as Senior Vice President and Chief Financial Officer of the Registrant effective as of October 29, 2005.
     Mr. Brassfield, age 49, joined the Registrant in March 1998 as controller and principal accounting officer and became Vice President in 2001. He became Vice President, Finance and Accounting in 2005, and served as Controller until March 2005. From 1991 through March 1998, Mr. Brassfield served in various positions, including subsidiary controller and director of financial planning of MAPCO Inc., a diversified energy company. From 1979 through 1991, Mr. Brassfield served at the public accounting firm, KPMG.
     Mr. Brassfield and the Registrant have previously entered into an employment agreement, the form of which was filed as Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The term of the Agreement is two years from November 2002 and automatically renews for two years at the end of the initial two-year term and each two year extension thereafter. In connection with his promotion, Mr. Brassfield’s base salary has been increased to $250,000.
     In connection with Mr. Brassfield’s new position, on October 26, 2005, Mr. Brassfield and the Registrant agreed to amend certain provisions of his employment agreement. The material terms of the amendment are as follows:
(i)	target bonus of 75% of annual salary, and

(ii)	in the event his employment agreement is terminated by the Registrant without Cause or he resigns for Good Reason (each as defined in the Agreement), he is entitled to receive (a) his salary for the remainder of the current month, (b) a severance equal to one and one-half times the higher of (i) the annual base salary as in effect immediately prior to the termination date plus his current annual incentive target bonus and (ii) the highest base salary plus bonus that he was paid during any of the three calendar years immediately preceding the year of the termination date, (c) the remainder of his vacation pay for the year, (d) continued health benefits for two years, and (e) his bonus for the prior year if accrued and unpaid.
     Mr. Brassfield and the Registrant have previously entered into an Indemnification Agreement, the form of which was filed as Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The Indemnification Agreement provides indemnity to the officer against liabilities incurred in the performance of his duties to the extent allowed by Delaware law and the Registrant’s By-laws.
     Appointment of New Principal Accounting Officer
     On October 26, 2005, the Registrant appointed Lynn Cullom, Controller of the Registrant, to the additional office of principal accounting officer of the Registrant, effective as of October 29, 2005. Ms. Cullom is replacing Mr. Brassfield as principal accounting officer.

     Lynn Cullom, age 51, has 27 years of experience in financial accounting. She joined the Registrant in 2004 as director of corporate planning. Previously, she held various accounting and reporting director positions with El Paso Corporation, a diversified energy company, which merged with Coastal Corporation, a diversified energy company in 2001. During her 21 years with Coastal, she held various accounting positions, including vice president of financial reporting and planning for Coastal Mart, a Coastal subsidiary. She holds a bachelor of arts degree in journalism and a master of business administration in accounting from Texas A & M University. In addition, she obtained a law degree from the University of Houston. She is a CPA in the State of Texas.
     In connection with Ms. Cullom’s new position, on October 26, 2005, Ms. Cullom and the Registrant agreed to enter into an employment agreement, the form of which has previously been filed as Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The material terms of the employment agreement are:
(i)	annual salary of $165,000,

(ii)	she will be eligible for a target bonus of 40% of annual salary,

(iii)	initial term of two years with automatic one year renewals, and

(iv)	in the event her employment agreement is terminated by the Registrant without Cause or she resigns for Good Reason (each as defined in the Agreement), she is entitled to receive (a) her salary for the remainder of the current month, (b) a severance equal to the higher of (i) her annual base salary as in effect immediately prior to the termination date plus her current annual incentive target bonus and (ii) the highest base salary plus bonus that she was paid during any of the three calendar years immediately preceding the year of the termination date, (c) the remainder of her vacation pay for the year, (d) continued health benefits for one year, and (e) her bonus for the prior year if accrued and unpaid.
     Also in conjunction with Ms. Cullom’s appointment, on October 26, 2005, Ms. Cullom and the Registrant agreed to enter into an Indemnification Agreement, the form of which was filed as Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The Indemnification Agreement provides indemnity to the officer against liabilities incurred in the performance of her duties to the extent allowed by Delaware law and the Registrant’s By-laws.
     Election of New Director and Vice Chairman of the Board of Directors
     James W. Whalen has submitted his resignation as Senior Vice President and Chief Financial Officer of the Registrant, effective as of October 29, 2005. The Board of Directors of the Registrant appointed him as a director of the Registrant on October 26, 2005, to serve as a Class I director of the Board of Directors, and he shall stand for re-election at the annual meeting of the stockholders of the Registrant in 2006 or until his successor has been duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. He has also been appointed as Vice Chairman of the Board of Directors. He has not been appointed to any committees of the Board of Directors. As a director, Mr. Whalen will receive cash compensation consistent with other directors, as reported in the Registrant’s 2005 Proxy Statement filed on March 25, 2005.

     Also in conjunction with Mr. Whalen’s appointment to the Board of Directors, Mr. Whalen and the Registrant entered into a consulting agreement effective October 29, 2005, whereby Mr. Whalen will report to the President and Chief Executive Officer of the Registrant and will be charged with assisting the Registrant with various projects related to the growth and restructuring of the Registrant. Mr. Whalen’s compensation for the initial term of the consulting agreement through December 31, 2006, shall consist of cash compensation in an amount equal to the 2005 incentive compensation bonus which Mr. Whalen would have received had he remained an employee of the Registrant through the date such bonus was approved by the Compensation Committee of the Board of Directors and paid. In addition, the Registrant will provide Mr. Whalen with an office and computer/communications equipment to assist Mr. Whalen in performing his consulting duties and will pay certain costs of providing Mr. Whalen with continued medical benefits, pursuant to his COBRA election, through December 31, 2005. A copy of the consulting agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     Mr. Whalen and the Registrant have previously entered into an Indemnification Agreement, the form of which was filed as Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The Indemnification Agreement provides indemnity to him against liabilities incurred in the performance of his duties to the extent allowed by Delaware law and the Registrant’s By-laws.
     Election of Two Additional New Directors
     On October 26, 2005, the Board of Directors of the Registrant appointed Robert W. Goldman and George J. Donnelly as independent directors of the Registrant, in conjunction with the decision of the Board of Directors on that date to increase the number of directors from eight to ten. Mr. Goldman has been appointed as a Class I director and will stand for re-election at the annual meeting of the stockholders of the Registrant on 2006 or until his successor has been duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Mr. Donnelly was appointed as a Class II director and will stand for re-election at the annual meeting of the stockholders of the Registrant in 2007 or until his successor has been duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Messrs. Goldman and Donnelly will receive cash compensation consistent with other directors, as reported in the Registrant’s 2005 Proxy Statement filed on March 25, 2005.
     Mr. Goldman was appointed by the Board of Directors to serve on the Compensation Committee of the Board. Mr. Donnelly was appointed by the Board of Directors to serve on the Audit Committee of the Board.
     Also in conjunction with their appointments, on October 26, 2005, the Registrant agreed to enter into an Indemnification Agreement with each of them, the form of which has been filed as Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the full extent allowed by Delaware law and the Registrant’s By-laws.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
10.1	Consulting Agreement dated as of October 26, 2005, between the Registrant and James W. Whalen.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: November 1, 2005	By:	/s/ W. KIRK BRASSFIELD
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description
10.1	Consulting Agreement dated as of October 26, 2005, between the Registrant and James W. Whalen.